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                                                      Rule 424(b)(3)
                                               Registration No. 333-87793
                                                     CUSIP # 63743HCU4


                  PRICING SUPPLEMENT NO. 2540 DATED January 19, 2000 TO PROSPECTUS SUPPLEMENTAL DATED OCTOBER 8, 1999
                    AND BASE PROSPECTUS DATED OCTOBER 7, 1999

              NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

                            Medium-Term Notes, Series C
             With Maturities of Nine Months or More from Date of Issue

                                Floating Rate Notes


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


 Principal Amount:              $500,000,000.00


 Issue Price:                   100% of Principal Amount


 Original Issue Date:           1/24/2000


 Maturity Date:                 1/24/2001


 Initial Interest Rate:         Determined as described below

 Base Rate:                     LIBOR Telerate

 Spread:                        Minus 5 basis points

 Index Maturity:                3 Months

 Record Dates:                  On the 9th of each April, July, October,
                                and January


 Interest Payment Dates:        On the 24th of April, July, October, and
                                the Maturity Date, commencing April 24,
                                2000

 Reset Period:                  Quarterly

 Interest Reset Dates:          On the 24th of each April, July, and
                                October, commencing January 24, 2000

 Redemption Date:               None

 Agent's Discount or
             Commission:        0.050%


 Agent(s):                      J.P. Morgan & Co.         ($250,000,000)
                                Lehman Brothers           ($250,000,000)

 Capacity:                      Principal

 Form of Note
 (Book-Entry or Certificated):  Book-Entry

 Other Terms:                   None

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Medium-Term Notes, Series C may be issued by the Company in an aggregate principal amount of up to $8,050,000,000 and, to date, including this offering, an aggregate of $329,886,000 Medium-Term Notes, Series A, $620,114,000, Series B, and $5,382,101,000 Series C
have been issued.